      EXHIBIT 16.1

[Deloitte & Touche Letterhead]

July 2, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4(a) of JCM Partners, LLC’s Form 8-K dated June 26, 2003, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte &Touche LLP